SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

March 31, 2003
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-20774 (Commission file number)	75-2142963 (I.R.S. employer identification no.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1 Credit Agreement
EX-10.2 Note Purchase Agreement

Item 5. Other Events

On March 31, 2003, the Registrant (“ACE”) refinanced its outstanding revolving and term loan indebtedness by entering into:

•	a Credit Agreement with a syndicate of banks led by JP Morgan Chase Bank, as agent and syndication agent, and Wells Fargo Bank Texas, National Association (“Wells Fargo Bank”), as administrative agent, for themselves and other lenders thereunder (the “Lenders”), that provides for revolving credit facilities of up to $165 million (the “Credit Agreement”); and

•	a Note Purchase Agreement with American Capital Financial Services, Inc., as agent for its affiliate American Capital Strategies, Ltd., which purchased $40 million of ACE’s senior subordinated secured promissory notes thereunder (the “Note Purchase Agreement”).

The credit facilities under the Credit Agreement and the indebtedness incurred under the Note Purchase Agreement replaced the revolving and term loan credit facilities and the outstanding indebtedness under ACE’s Amended and Restated Credit Agreement dated as of November 9, 2000, as amended, with a syndicate of bank lenders. The revolving facilities under the Credit Agreement replaced the revolving facilities under the former credit agreement, and the indebtedness incurred by ACE under the Note Purchase Agreement was used to fully pay the outstanding term loans, and terminate the term loan facility, under the former credit agreement. ACE’s former credit agreement was scheduled to expire, and the indebtedness thereunder was scheduled to mature, on October 31, 2003.

Immediately before executing the Credit Agreement and the Note Purchase Agreement, ACE prepaid the remaining $4 million installment on its 9.03% Senior Secured Notes due November 15, 2003 that were issued to Principal Life Insurance Company in November 1996. The total of $4.3 million paid by ACE to discharge the Senior Secured Notes included accrued and unpaid interest and a prepayment premium under the terms of the agreement with Principal Life Insurance Company.

The Credit Agreement provides for two revolving line-of-credit facilities that expire on March 31, 2006:

•	a $120 million primary revolving credit facility that is available throughout the three-year term; and

•	a $45 million seasonal revolving credit facility that is available to ACE during each year-end holiday and tax season (i.e., December 1 through March 15) during the three-year term.

The revolving line-of-credit facilities include, subject to certain conditions, a letter-of-credit facility from Wells Fargo Bank of up to $5 million.

In addition, the Credit Agreement acknowledges that ACE may, before March 31, 2005, request an additional $10 million as part of the primary revolving credit facility or the seasonal revolving credit facility, but none of the Lenders committed to lend any of that amount in the Credit Agreement. Borrowings under the Credit Agreement may be used for ACE’s working capital and general corporate purposes, but not for capital expenditures or acquisitions (which can only be made out of ACE’s cash flow from operations).

Borrowings under the Credit Agreement bear interest at a variable annual rate equal to, at ACE’s discretion, either:

•	The sum of (a) the greatest of (i) the prime rate publicly announced by Wells Fargo Bank, (ii) one percent, plus the rate of interest on the secondary market for three-month certificates of deposit reported by the Board of Governors of the Federal Reserve System (the “Board of Governors”), multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum reserve percentages required by the Board of Governors to which Wells Fargo Bank is subject for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities of approximately three months plus the annual assessment rate that is payable by a member of the Bank Insurance Fund classified as “well capitalized,” and (iii) the federal funds rate plus 0.5%; plus (b) a margin that varies from 1.5% to 2.75% per annum based on ACE’s debt-to- EBITDA ratio. (For this ratio, “EBITDA” is ACE’s earnings before interest, taxes, depreciation, and amortization.) This interest rate adjusts on a daily basis.

•	The sum of (a) the London Interbank Offered Rate (“LIBOR”) for (at ACE’s discretion) one-, two-, three- or six-month maturities, multiplied by a fraction, the numerator of which is one and the denominator of which is one minus the maximum reserve percentages required by the Board of Governors to which Wells Fargo Bank is subject for Eurocurrency funding, plus (b) a margin that varies from 3.0% to 4.25% per annum based on ACE’s debt-to-EBITDA ratio. This interest rate adjusts, at ACE’s discretion, at one-, two-, three-, or six-month intervals, in accordance with the corresponding LIBOR.

•	The sum of (a) LIBOR for one-month maturities, plus (b) a margin that varies from 3.0% to 4.25% per annum based on ACE’s debt-to-EBITDA ratio. This interest rate adjusts on a daily basis.

ACE has initially selected the third alternative described above as the annual interest rate for its current borrowings under the Credit Agreement, and as of April 7, 2003, that interest rate was 4.81% (calculated using LIBOR plus 3.5%, which was the margin that the Lenders agreed ACE could use until ACE’s debt-to-EBITDA ratio is calculated upon delivery of ACE’s Form 10-Q for the quarter ended March 31, 2003). Upon an event of default under the Credit Agreement, the applicable annual interest rate is increased by three hundred basis points.

Interest on the outstanding principal amount borrowed under the Credit Agreement is payable monthly. The outstanding principal amount borrowed and all interest accrued under the primary revolving line-of-credit facility provided in the Credit Agreement is payable on March 31, 2006. The outstanding principal amount and all interest accrued under the seasonal revolving line-of-credit facility provided in the Credit Agreement is payable on March 15 of each year. At the end of each fiscal quarter, beginning June 30, 2003, ACE must pay the Lenders a commitment fee equal to 0.5% per annum of the average daily unused portion of the credit available under the Credit Agreement. ACE must also pay Wells Fargo Bank an annual agency fee of $60,000 in advance on each March 31. ACE paid $1.7 million in arrangement fees and up-front fees relating to the Credit Agreement. ACE may at any time reduce, in whole or in part (in $5 million increments), the available amount of the credit facilities provided in the Credit Agreement. Subject to certain conditions, ACE may prepay, in whole or in part, the revolving credit facilities provided by the Credit Agreement without penalty or premium.

The Note Purchase Agreement was entered into as a private placement of $40 million of ACE’s debt securities. Under the Note Purchase Agreement, ACE issued four separate $10 million senior subordinated secured notes (“Notes”) to American Capital Strategies, Ltd.: a Series A Note, a Series B Note, a Series C Note, and a Series D Note. The Notes vary by interest rates, maturity, and payment schedule.

The annual interest rate on the outstanding principal amount of the Notes are:

•	Series A Note: LIBOR plus eight percent.

•	Series B Note: LIBOR plus ten percent.

•	Series C Note: LIBOR plus 13%.

•	Series D Note: LIBOR plus 13.25%.

Upon an event of default under the Note Purchase Agreement, the annual interest rate applicable to each outstanding Note is increased by two hundred basis points. Interest on all of the Notes is payable monthly.

The unpaid principal amounts of the Notes are payable, with accrued and unpaid interest, as follows:

•	Series A Note: eleven quarterly installments of $833,333.34, payable at the end of each calendar quarter, beginning June 30, 2003; and all remaining amounts at maturity on March 31, 2006.

•	Series B Note: twelve quarterly installments of $125,000, payable at the end of each calendar quarter, beginning June 30, 2003; seven quarterly installments of $1,062,500, payable at the end of each calendar quarter, beginning June 30, 2006; and all remaining amounts at maturity on March 31, 2008.

•	Series C Note: At maturity on March 31, 2009.

•	Series D Note: At maturity on March 31, 2010.

ACE must prepay all amounts due under the Notes upon any “change in control” of ACE, as defined in the Note Purchase Agreement, which includes any share issuance, merger, reorganization, or other transaction involving or resulting in a change in the ownership of more than 50% of ACE’s capital stock or voting securities or any sale of 30% or more of the assets of ACE and its subsidiaries (excluding asset sales otherwise permitted under the Note Purchase Agreement). ACE must also prepay the Series B Note and then the Series A Note as follows:

•	by the amount ACE receives upon the sale of any individual asset or issuance of equity securities that results in net cash proceeds to ACE in excess of $50,000;

•	by the amount ACE receives upon the sale of assets or issuance of equity securities in any fiscal quarter that results in net cash proceeds to ACE in excess of $10,000 since the last prepayment relating to asset sales by ACE;

•	by the amount of net cash proceeds received by ACE from any issuance of indebtedness for borrowed money (other than indebtedness under the Credit Agreement);

•	by an amount equal to 50% of the cash collected by ACE from payday loans in a state during the 90 days after ACE is prohibited from, or becomes subject to legal or administrative action for, making payday loans in such state (subject to certain adjustments if ACE resumes making payday loans in such state within two years after ACE is prohibited from or becomes subject to legal action for making payday loans in such state); and

•	within 90 days after the end of each fiscal year (beginning with the fiscal year ending June 30, 2004), by an amount equal to 50% of ACE’s excess cash flow for the fifteen-months ending June 30, 2004, and each fiscal year thereafter.

ACE may prepay the principal amount of the Notes, but any such voluntary prepayment must be (i) made in order from the Series B Note to the Series A Note, the Series C Note, and the Series D Note, and (ii) during all but the last year of the respective terms of the Notes, accompanied by payment of not only accrued interest, but also a prepayment premium in an amount equal to a percentage of the principal being prepaid. The prepayment premium of the Series A Note is one percent before March 31, 2004; the premium of the Series B Note is three percent before March 31, 2004, and one percent before March 31, 2005; the premium under the Series C Note is four percent before March 31, 2004, and decreases by one percent per year until March 31, 2007; and the premium under the Series D Note is five percent before March 31, 2004, and decreases by one percent each year until March 31, 2008.

Upon execution of the Note Purchase Agreement, ACE paid American Capital Financial Services, Inc., as agent for the purchaser of the Notes, a closing processing fee of $1 million and a structuring fee of $1.575 million. ACE also paid placement fees of $1.2 million to Stephens, Inc. and $200,000 to JPMorgan Chase Bank. Under the Note Purchase Agreement, ACE must pay American Capital Financial Services, Inc. an administrative fee of $300,000 per annum, in equal quarterly installments beginning on June 30, 2006, until the Notes are paid in full. The administrative fee will, however, decrease to (a) $270,000 per annum upon payment in full of the Series A Note, (b) $225,000 per annum upon payment in full of the Series B Note, and (c) $120,000 per annum upon payment in full of the Series C Note. ACE must also pay American Capital Financial Services, Inc. a facility fee of $425,000 per annum, in equal monthly installments beginning on April 30, 2006, until payment in full of the Series D Note; that facility fee will decrease to $300,000 per annum upon payment in full of the Series C Note.

The Credit Agreement may be terminated before the stated expiration or maturity date of the revolving credit facilities — requiring all unpaid principal and accrued interest to be paid to the Lenders — upon any “event of default” as defined in the Credit Agreement. Similarly, the Notes may become due and payable before their respective stated maturity dates upon any “event of default” as defined in the Note Purchase Agreement. The Credit Agreement and the Note

Purchase Agreement also contain cross-default provisions to each other and to the then existing Money Order Agreement (the “Money Order Agreement”) between ACE and Travelers Express Company, Inc. (“Travelers”). The events of default in the Credit Agreement and in the Note Purchase Agreement are substantially similar. They include (a) nonpayment of amounts due under the Credit Agreement and under the Notes and the Note Purchase Agreement, respectively, (b) the failure to observe or perform covenants set forth in the Credit Agreement and in the Note Purchase Agreement, respectively, and in the documents ancillary thereto that are not cured, (c) a change in control of ACE, and (d) any event or circumstance that has a material adverse effect on the collateral secured under the Credit Agreement and the Note Purchase Agreement, respectively, or on ACE’s business, assets, liabilities, condition (financial or otherwise), or prospects.

ACE is subject to various restrictive covenants stated in the Credit Agreement and in the Note Purchase Agreement, and the covenants in those documents are substantially similar. The covenants, which are typical of those found in credit agreements of these types, include restrictions on the incurrence of indebtedness from other sources, restrictions on advances to or investments in other persons or entities, restrictions on amounts payable to settle litigation, restrictions on the payment of dividends to shareholders and on the repurchase of shares, and the requirement that various financial ratios be maintained. Certain of the covenants in the Credit Agreement and in the Note Purchase Agreement require ACE:

•	to limit its capital expenditures during each fiscal year to specified amounts, which are, in the Credit Agreement, $5 million for ACE’s 2003 fiscal year (ending June 30, 2003), $9.75 million for ACE’s 2004 fiscal year, $11 million for ACE’s 2005 fiscal year, and $12.25 million for the nine months of ACE’s 2006 fiscal year (though the annual maximum amounts are slightly higher in the Note Purchase Agreement);

•	to limit any acquisition of assets or capital stock of an entity in the retail financial services business to a purchase price of no more than $7 million and to assets or entities that have positive cash flow for the 12 months preceding such acquisition, unless otherwise agreed upon by the Lenders (with respect to the Credit Agreement) or the holder(s) of at least 66-2/3% of the outstanding principal amount of the Notes (with respect to the Note Purchase Agreement);

•	to reduce its risk of increases in interest rates by entering into one or more interest-rate swap agreements, on and after July 1, 2003, to convert to fixed-rate obligations its floating- or variable-rate interest obligations with respect to at least $60 million of its indebtedness under the Credit Agreement and 50% of the outstanding principal amount of the Notes; and

•	to obtain, by June 30, 2003, and thereafter maintain collateral arrangements with (a) financial institutions holding at least 95% of the aggregate dollar amount of ACE’s deposits of cash and instruments, and (b) armored couriers transporting at least 95% of the aggregate dollar amount of ACE’s cash and instruments.

Both the Credit Agreement and the Note Purchase Agreement specifically acknowledge and permit the activities conducted by ACE and ACE Funding, LLC, a Delaware limited liability company wholly owned by ACE, in providing cash to ACE’s self-service check-cashing machines located in various H&R Block retail locations, and do not interfere with the separate operations and financing arrangements of ACE Funding, LLC.

ACE’s payment and performance of its obligations under the Credit Agreement and the Note Purchase Agreement and the documents ancillary thereto are secured by liens on all or substantially all of ACE’s and its subsidiaries’ (other than ACE Funding, LLC’s) assets. All of ACE’s subsidiaries (other than ACE Funding, LLC) guaranteed the obligations of ACE under the Credit Agreement and the Note Purchase Agreement. The collateral arrangements entered into by ACE and its guarantor subsidiaries are substantially similar for each of Wells Fargo Bank, as administrative agent for the Lenders; American Capital Financial Services, Inc., as agent for the holder(s) of the Notes; and Travelers, which has a subordinate lien to secure ACE’s payment and performance of its obligations under the Money Order Agreement and under the Money Transfer Agreement (regarding MoneyGram services) and the Bill-Payment Processing and Funds Transfer Services Agreement (regarding bill payment processing services) with Travelers and its affiliates. ACE and all of its secured creditors or agents for them, Wells Fargo Bank, American Capital Financial Services, Inc., and Travelers, entered into an Intercreditor Agreement dated as of March 31, 2003 (the “Intercreditor Agreement”), that includes agreements regarding the priority of distributions to the Lenders, the holder(s) of Notes, and Travelers upon foreclosure and liquidation of the collateral subject to the security agreements executed by ACE and its guarantor subsidiaries and certain other intercreditor arrangements. The Intercreditor Agreement superseded the Amended and Restated Collateral Trust Agreement dated as of July 31, 1998, as amended, that was in effect with ACE’s preceding credit arrangements.

Forward-looking Statements

The statements made above in this Report contain certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “should,” “would,” and terms with similar meanings.

Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, those views and expectations, and the related statements, are based on the assumptions of ACE’s management and are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties, and other factors, could cause the actual results to differ materially from those projected in the forward-looking statements. Those risks, uncertainties, and factors include, but are not limited to:

•	the matters described in ACE’s Annual Report on Form 10-K for its fiscal year ended June 30, 2002, and its other public filings;

•	ACE’s relationships with Travelers Express Company, Inc. and its affiliates, with American Capital Strategies, Ltd., and with ACE’s bank lenders;

•	federal and state governmental regulation of check-cashing, short-term consumer lending, and related financial services businesses;

•	the results of litigation regarding short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement the ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check-cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer products and services offered by ACE;

•	the terms and performance of third-party products and services offered at ACE locations; and

•	customer demand and response to products and services offered at ACE locations.

ACE does not assume, but expressly disclaims, any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of ACE’s Common Stock.

     Item 7. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are filed herewith in accordance with the provisions of Item 601 of Regulation S-K:

10.1	Credit Agreement dated March 31, 2003, by and among ACE, Wells Fargo Bank Texas, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, as syndication agent and as agent for the lenders, J.P. Morgan Securities, Inc., Bank of America, N.A., U.S. Bank National Association, and the lenders named in Schedule 2.01, together with the Exhibits and Schedules thereto.

10.2	Note Purchase Agreement dated as of March 31, 2003, by and among ACE, the purchasers party thereto listed in Annex A thereto, and American Capital Financial Services, Inc., as administrative agent for the purchasers, together with the Annex and the Exhibits and Schedules thereto.

[Signature Page Follows]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC

Dated: April 11, 2003	By:	/s/ JOE W. CONNER

Joe W. Conner Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement dated March 31, 2003, by and among the Registrant, Wells Fargo Bank Texas, National Association, as administrative agent for the lenders, JPMorgan Chase Bank, as syndication agent and as agent for the lenders, J.P. Morgan Securities, Inc., Bank of America, N.A., U.S. Bank National Association, and the lenders named in Schedule 2.01, together with the Exhibits and Schedules thereto.

10.2	Note Purchase Agreement dated as of March 31, 2003, by and among the Registrant, the purchasers party thereto listed in Annex A thereto, and American Capital Financial Services, Inc., as administrative agent for the purchasers, together with the Annex and the Exhibits and Schedules thereto.